EXHIBIT 99.2

BENEFITS SCIENCE LLC

Financial Statements

Years Ended December 31, 2022 and 2021

Independent Auditors’ Report

To the Members
Benefits Science LLC
Boston, Massachusetts

Opinion

We have audited the accompanying financial statements of Benefits Science LLC (the “Company”), which comprise the balance sheets as of December 31, 2022 and 2021, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly in all material respects the financial position of Benefit Science LLC as of December 31, 2022 and 2021, and the results of its operations and it's cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of Benefits Science LLC and to meet our other ethical responsibi1ities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Adoption of New Accounting Standard

As discussed in Note B to the financial statements, on January 1, 2022, the Company changed its method of accounting for leases due to the adoption of Accounting Standards Codification 842 Leases, ("ASC 842”) using the modified retrospective method. Our opinion is not modified with respect to that matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Benefits Science LLC's ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•    Exercise professional judgment and maintain professional skepticism throughout the audit.

•    Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis evidence regarding the amounts and disclosures in the financial statements.

•    Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Benefits Science LLC's internal control. Accordingly no such opinion is expressed.

•    Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•    Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Benefits Science LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Katz, Nannis + Solomon, P.C.
April 19, 2023
Waltham, Massachusetts

Balance Sheets

	December 31,
	2022	2021
Assets
Current Assets
Cash	$1,268,288	$2,899,120
Accounts receivable, net	1,376,556	654,517
Unbilled revenue and other receivables	50,000	18,500
Prepaid expenses and other current assets	339,830	324,028
Total Current Assets	3,034,674	3,896,165
Equipment and Leasehold Improvements
Computer equipment	20,262	20,262
Furniture and equipment	18,567	—
Leasehold improvements	15,490	9,340
Accumulated depreciation	(15,465)	(5,786)
Net Equipment and Leasehold Improvements	38,854	23,816
Other Assets
Capitalized software, net	2,769,662	2,464,033
Deposits	22,510	48,986
Right-of-use assets	336,700	—
Total Other Assets	3,128,872	2,513,019
Total Assets	$6,202,400	$6,433,000
Liabilities and Members' Capital
Current Liabilities
Line of credit	$1,000,000	$—
Accounts payable	519,048	244,097
Accrued expenses and other current liabilities	233,149	526,663
Deferred rent	—	20,737
Deferred revenue	249,573	208,133
Lease liabilities, current	150,674	—
Total Current Liabilities	2,152,444	999,630
Long-Term Liabilities
Related party notes, net of current portion, debt discount, and Issuance costs	4,048,273	3,942,602
Lease liabilities, net of current portion	213,569	—
Total Long-Term Liabilities	4,261,842	3,942,602
Commitments and Contingencies (Note H)	—	—
Total Liabilities	6,414,286	4,942,232
Members' Equity (Deficit)
Class A units	(679,010)	960,723
Class B units	69,616	132,537
Additional paid-in capital	397,508	397,508
Total Members' Equity (Deficit)	(211,886)	1,490,768
Total Liabilities and Members' Equity (Deficit)	$6,202,400	$6,433,000

Statements of Operations

	Years Ended December 31,
	2022	2021
Revenues	$11,094,065	$9,660,135
Cost of Revenue (exclusive of amortization and depreciation)	2,929,965	3,274,133
Gross Margin	8,164,100	6,386,002
Operating Expenses
General and administrative	3,745,969	3,474,283
Research and development	3,505,637	2,517,501
Sales and marketing	2,149,143	1,828,972
Total Operating Expenses	9,400,749	7,820,756
Loss from Operations	(1,236,649)	(1,434,754)
Other Income (Expense)
Interest expense	(473,508)	(397,364)
Other income	7,503	211
Total Other (Expense)	(466,005)	(397,153)
Net Loss	$(1,702,654)	$(1,831,907)

Statements of Changes in Members’ Equity (Deficit)

	Class A Interests		Class B Interests		Additional	Total Members'
	Units	Amount	Units	Amount	Paid-In Capital	Equity (Deficit)
Balance, January 1, 2021	12,669,424	$1,380,745	500,000	$200,234	380,621	$1,961,600
Exercise of Class A warrants	360,715	1,344,188	—	—	—	1,344,188
Issuance of Class A warrants	—	—	—	—	16,887	16,887
Net loss	—	(1,764,210)	—	(67,697)	—	(1,831,907)
Balance, December 31, 2021	13,030,139	$960,723	500,000	$132,537	397,508	$1,490,768
Net loss	—	(1,639,733)	—	(62,921)	—	(1,702,654)
Balance, December 31, 2022	13,030,139	$(679,010)	500,000	$69,616	397,508	$(211,886)

Statements of Cash Flows

	2022	2021
Operating Activities
Net loss	$(1,702,654)	$(1,831,907)
Adjustments to reconcile net loss to
Net cash operating activities:
Depreciation and amortization	572,544	193,921
Amortization of debt discount and issuance costs	134,852	117,314
Amortization of deferred commissions	20,191	101,095
Increase (decrease) in cash from:
Accounts receivable	(722,039)	(43,843)
Other receivables	(31,500)	(485)
Prepaid expenses and other current assets	(49,097)	(160,340)
Deferred commissions	—	(50,062)
Deposits	26,476	—
Accounts payable	274,951	128,006
Accrued expenses and other current liabilities	(293,514)	(41,701)
Change in right-of-use assets and operating lease liabilities, net	6,806	—
Deferred rent	—	(28,732)
Deferred revenue	41,440	118,674
Net Cash Operating Activities	(1,721,544)	(1,498,060)
Investing Activities
Acquisition of property, equipment and improvements	(24,717)	(20,262)
Capitalized software development costs incurred	(868,494)	(719,459)
Net Cash Investing Activities	(893,211)	(739,721)
Financing Activities
Proceeds from issuance of Class A units	—	1,344,188
Proceeds from line of credit, net of issuance costs	983,923	—
Proceeds from related party notes, net of issuance costs	—	1,587,450
Principal payments on notes payable	—	(263,103)
Net Cash Financing Activities	983,923	2,668,535
Net Increase (Decrease) in Cash	$(1,630,832)	$430,754

Cash and cash equivalents, beginning of year	$2,899,120	$2,468,366
Cash and Cash Equivalents, End of Year	$1,268,288	$2,899,120
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$338,656	$280,050

The Company recorded right-of-use assets of $298,894 obtained in exchange for $319,631 of operating lease liabilities as a result of adopting ASC 842, see Note B.

A. Description of Business

Benefits Science LLC (the "Company") is a Texas limited liability company headquartered in Needham, Massachusetts. The Company provides services to healthcare companies including data warehousing, descriptive analytics, predictive analytics, and prescriptive analytics to aid customers in secure data storage and analysis. The Company’s customers include the owners and managers of self-funded and fully insured health plans.

The attainment of profitable operations is dependent upon future events, including maintaining adequate financing to fulfill its development activities and achieving a level of sales adequate to support the Company’s cost structure. The Company is subject to risks including, but not limited to, the attraction of new customers, the retainment of annual contracts, development of technological innovations by competitors, dependence upon key personnel, market acceptance of products, product liability, protection of proprietary technology, the need for adequate financing to fund future operations, and the successful marketing of its products and services.

The accompanying financial statements have been prepared on a basis that contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company had negative cash flows from operations and investing activities and an accumulated deficit of $211,886. The Company’s long-term viability is dependent on its ability to achieve positive cash flows from operations, obtain additional financing, or both. Managements plans include, but are not limited to, generating sufficient revenues and cash flows to support its business or to reduce operational expenses should it be deemed necessary. Management considers these plans sufficient to enable the Company to meet its obligations.

B. Summary of Significant Accounting Policies

1.Use of estimates - The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.Cash and cash equivalents - For purposes of financial statement presentation, the Company considers all highly liquid instruments with a maturity of three months or less to be cash and cash equivalents.

3.Accounts receivable - The Company accounts for trade receivables by adjusting the outstanding principal through charge offs and an allowance for doubtful accounts, if required. In estimating the allowance for doubtful accounts, management considers several factors relating to the collectability of its receivables, including past payment histories, historical charge offs and its contractual rights. The Company recorded an allowance for doubtful accounts of $32,307 and $48,055 at December 31, 2022 and 2021, respectively. Trade receivables are written off when management determines that further collection efforts will not result in any material recoveries.

4.Equipment, leasehold improvements and depreciation - Leasehold improvements are recorded at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, generally three to five years. Depreciation expense was $9,679 and $5,008 for the years ended December 31, 2022 and 2021, respectively.

5.Deferred commissions - The Company defers commission costs in connection with the adoption of ASC 606. The Company is required to capitalize certain commission costs consisting primarily of commissions paid when contracts are signed. Costs capitalized in 2021 relate to new revenue contracts and are amortized over twelve months. The capitalized amounts are recoverable through future revenue streams under all non-cancelable customer contracts. In 2022, the Company followed the practical expedient to expense any costs that would be amortized over a year or less. The Company did not have any material 2022 commissions that would require capitalization. The Company periodically evaluates whether there have been any changes in its business, the market conditions in which it operates or other events which would indicate that its amortization period should be changed or if there are potential indicators of impairment. Amortization of capitalized costs to obtain revenue contracts is included in sales and marketing expense in the accompanying statements of operations. During the years ended December 31, 2022 and 2021, $0 and $50,062 of deferred commissions were capitalized, respectively. There was $20,191 and $101,095 of amortization expense recognized related to deferred commissions for the years ended December 31, 2022 and 2021, respectively.

6.Software development costs - Costs incurred to develop the Company's SaaS offering and other internal-use software systems consist of external direct costs utilized in developing or obtaining the applications and payroll and payroll related costs for employees who are directly associated with and who devote time to the project. Capitalization of such costs begins when the preliminary project stage is complete and ceases at the point in which the project is substantially complete and is ready for its intended use. Capitalized costs are amortized over the estimated useful life on a straight-line basis, generally two to three years. The Company capitalized $868,494 and $719,459 of software development costs for the years ended December 31, 2022 and 2021, respectively. Amortization expense was $562,865 and $188,913 for the years ended December 31, 2022 and 2021, respectively.

7.Deposits - Deposits consists of security deposits associated with the Company’s leases. The Company’s deposits totaled $22,510 and $48,986 at December 31, 2022 and 2021, respectively.

8.Deferred revenue - The Company bills customers in accordance with contract terms. Amounts billed to customers in excess of revenues recognized are recorded as deferred revenues. The Company generally invoices customers in monthly installments. The deferred revenue balance is influenced by several factors, including invoice timing and delivery of services.

9.Revenue recognition - The Company provides data warehousing and healthcare analytics to its customers. The Company derives the majority of its revenues from fees for recurring services related to the use of its software as a service (“SaaS”) or professional services related to those software tools on a subscription basis, and nonrecurring implementation services. The Company also receives commission payments from insurance carriers and other third-party vendors related to the sales of insurance products. Revenues related to commission sales are recognized in the month the payments are received. The Company’s contracts are generally cancelable subject to a specific notice period. All services provided by the Company through the date of cancellation are due and payable under the contract terms.

Revenue is recognized when control of the promised products or services is transferred to the Company’s customers in an amount that reflects the consideration the Company expects to be entitled to for those products and services. In general, the Company determines revenue recognition through the following steps:

•Identification of the contract with a customer
•Identification of the performance obligations in the contract
•Determination of the transaction price
•Allocation of the transaction price to the performance obligations in the contract
•Recognition of revenue when, or as, the Company satisfies a performance obligation

SaaS and Service Subscription: The Company derives the majority of its revenue from subscription fees for providing access to the Company’s SaaS platform, which includes routine customer support and technology enhancements. SaaS revenue is generally recognized on a monthly basis as control of the services are transferred to customers, in an amount that reflects the consideration the Company expects to receive in exchange for the services. The typical fee structure for SaaS services in the Company’s contracts is largely comprised of variable consideration since the fees are dependent on level of activity. Fees are generally billed monthly in arrears and are due and payable as the service is provided each month. There is no significant financing component, noncash consideration, or consideration payable to the customer in contracts. The one exception to SaaS subscription revenue, is a customer contract signed in 2022 for professional services on a recurring basis over a twelve-month term for a fixed-fee.

Revenue from the Company’s recurring services represents a single promise to provide continuous access to its software solutions and processing capabilities. The Company’s customers do not have the right to take possession of the software or use it on their own or another entity’s hardware. As customers simultaneously receive and consume the benefit as access is provided, the Company has determined that its subscription service arrangements include a single performance obligation comprised of a series of distinct services.

Professional services: The Company also derives revenue from providing professional services, which mainly consist of fees for implementation services related to the Company’s SaaS platform solutions. Implementation services generally consist of configuration, training, data conversion and migration services. At times, the Company also offers other consulting and development services to its customers on a stand-alone basis executed via an additional Statement of Work (“SOW”) with an existing client. These arrangements typically include a single professional service promise to develop new functionality for the customer’s SaaS solution (e.g., interface solution). Fees for these services are typically fixed and payable according to specified milestones in the contract.

The Company generally recognizes revenue for fixed fee contracts over time as the services are delivered to the customer based on the extent of progress towards completion of the performance obligation. The selection of a measure of progress towards completion requires judgement and is based on the nature of the products or services to be provided. Depending on which better depicts the transfer of value to the customer and information available, the Company generally measures progress using either input methods assessing the effort expended or output methods, such as surveys of performance completed to date and appraisals of results achieved and milestones delivered. The Company’s implementation services are also considered to be a distinct performance obligation since a third-party vendors could provide the same professional services, and therefore these revenues are recognized separately from SaaS revenue.

Contracts with Multiple Performance Obligations: When the Company’s contracts with customers contain multiple performance obligations, they are accounted for as individual performance obligations separately if they are determined to be distinct from one another. The transaction price is allocated to the separate performance obligations on a relative standalone selling price basis. The Company determines the standalone selling prices based on overall pricing objectives, taking into consideration market conditions and other factors, including other groupings such as customer type and geography. The Company establishes pricing based on the Company’s internal pricing guidelines, discount agreements, if any, and negotiations with the client. The transaction price is the contractually defined amount that includes adjustments for variable consideration. The Company estimates variable consideration related to usage-based fees at the expected value amount to which the Company expects to be entitled to receive. The estimated amount of variable consideration will be included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

The Company records unbilled revenue when revenue recognized on a contract exceeds the billing. Invoices are generally issued as control transfers and/or as services are rendered.

The Company disaggregates revenue from contracts with customers by contract type, as it believes it best depicts how the nature, timing and uncertainty of revenue and cash flows are impacted by economic factors. The Company’s revenue by contract type for the years ended December 31 are as follows:

	2022	2021
Recurring services	$9,612,762	$7,936,040
Nonrecurring services	1,510,099	1,724,095
Total revenue	$11,094,065	$9,660,135

In 2022, the recurring services total includes $1,800,000 of revenue recognized under a customer contract signed in 2022 for professional services on a recurring basis.

10.    Income taxes - The Company is a limited liability company that is treated as a partnership for income tax purposes. As such, no provision is made for income taxes as the pro-rata share of the Company's net income or loss is reported by the individual members on their income tax returns. The Company must identify, recognize, measure and disclose in its financial statements the effects of any uncertain tax reporting positions that the Company has taken or expects to take as required under GAAP. The Company must recognize an unrecognized tax liability when, despite the Company’s belief that its tax return positions are supportable, it is possible that certain positions may not be fully sustained upon review by tax authorities. Liabilities from tax positions are measured at the largest amount of liability that has a greater than 50 percent likelihood of being realized upon settlement. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences impact income tax expense in the period in which such determination is made. Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included in income tax expense.

Management has analyzed the Company’s tax positions taken for all open tax years and has concluded that no provision for uncertain tax positions is required in the Company’s financial statements.

11.    Advertising and marketing costs - Advertising and marketing costs are expensed as incurred. For the years ended December 31, 2022 and 2021, advertising and marketing costs totaled $155,057 and $18,316, respectively.

12.    Fair value of financial instruments - The Company’s financial instruments are cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, and deferred revenue. The recorded values of these accounts approximate their fair values based on their short-term nature. The Company does not hold or issue financial instruments for trading purposes.

13.    Recently adopted accounting pronouncements - The Company adopted Accounting Standards Codification 842, Leases (“ASC 842”) on January 1, 2022, using the modified retrospective approach. Prior period amounts were not adjusted and continue to be reported in accordance with historic accounting policies resulting in a balance sheet presentation that is not comparable to the prior period in the first year of adoption. Upon adoption of ASC 842, the Company recognized an operating right of use lease asset of $298,894, and operating lease liabilities $319,631, and derecognized deferred rent of $20,737. There were no adjustments to the Company’s opening members’ capital upon adoption.

The Company elected the package of practical expedients available to private companies, thereby electing not to reassess (i) whether expired or existing contracts are or contain leases, (ii) the lease classification for any expired or existing leases, or, (iii) the accounting for initial direct costs for any existing leases. The Company elected to apply the short-term lease measurement and recognition exemption to its leases where applicable. The Company has elected the transition practical expedient to use hindsight in determining the lease term. Operating lease right-of-use assets and operating lease liabilities are recognized at the present value of the future lease payments, generally for the base noncancellable lease term, at the lease commencement date for each lease. The Company elected the expedient available to non-public companies, where the risk-free interest rate may be used when the interest rate implicit in the Company's leases is not readily determinable. The Company records the amortization of the right of use asset and the accretion of lease liability as a component of rent expense in the statements of operations.

C. Capital Structure

The interests in the Company consist of two classes of interests, Class A Units and Class B Units, unless and until the Board of Managers elects to create one or more additional classes of interest in accordance herewith. The Board of Managers has authorized 15,000,000 Class A Units and 500,000 Class B Units for issuance. Members holding Class A and B interests have voting rights and are entitled to distributions of cash and allocations of profits and losses in accordance with their respective percentage interests as defined in the Limited Liability Company Operating Agreement (the “Agreement”). The members are not liable for the debts, liabilities or obligations of the Company. The Agreement does not have a termination date and shall not terminate until a certificate of cancellation is filed with the office of Secretary of the State of Texas.

Preemptive Rights

In accordance with the Class B Units subscription agreement the Company has granted the subscriber with preemptive rights. The Class B Unit Member is granted the right to purchase, pro rata, shares of any future offerings of equity securities of the Company, including any Class A Units, Class B Units, or any other securities offered by the Company. The Member may purchase the units on the same terms and conditions as such securities are offered to other investors in such offerings. The preemptive right shall terminate upon consummation of an initial public offering.

Profits and Losses

In accordance with the Agreement, the Company's profits for any fiscal year shall be allocated to the members in the manner that will cause their Partially Adjusted Capital Accounts to equal, as soon as possible, their Targeted Accounts, as defined in the Agreement.

Distributions

In accordance with the Agreement, the Board of Managers may cause the Company to make distributions of adjusted cash flow to the members at such times and in such amounts as the Board of Managers shall determine in its sole discretion by vote of 75% of the Managers, it being understood that the amount of such distributions need not be limited to the current or accumulated net income of the Company.

Cash flow and adjusted cash flow shall be distributed to Class A and Class B members on the later of one year after the execution of the of the Agreement, or once the Company has generated at least $100,000 of net income for any trailing twelve months. Distributions are made in order of priority according to the Agreement.

Except as otherwise provided above and in the Agreement, any additional available cash flow and any company property shall be distributed to the members, at such times as the Board of Managers may determine, pro rata to the Class A members and Class B members in proportion to their respective pro rata interests as defined in the Agreement.

Voting

In accordance with the Agreement, upon any vote of the members voting together as a single class, or as a separate class, each member shall be entitled one vote for each unit held by such member on each matter submitted to a vote. For the absence of a doubt, the Class B units shall vote together with the Class A units.

D.    Warrants

2018 Warrants

In connection with a Class A unit purchase agreement in June 2018, the Company issued warrants to the investor to purchase an additional 169,073 Class A units at an exercise price of $2.9573 per unit. The term of the warrant commenced on June 22, 2018, and expired on June 22, 2021. In connection with certain preemptive rights of the Company’s Class B unit holder, the Company issued warrants to purchase 10,715 Class A units to the Class B unit holder with identical terms of the warrant issued to Class A unit investor. The Company determined that the warrants should be classified as equity warrants under the applicable accounting guidance. The proceeds from the issuance of the Class A units and warrant for Class A units should be allocated between the fair value of the Class A units and the fair value of the warrant for Class A units on a relative fair value basis.

The amount allocated to the warrants was recorded as a reduction to the carrying value of the Class A units and as additional paid-in-capital. The estimated fair value of the warrant for Class A units was estimated on the date of issuance to be $164,560 using the following assumptions: risk-free interest rate of 2.65%, volatility of 45%, and the remaining expected term of the warrants of 3 years.

In 2021, warrants were exercised to purchase 10,715 Class A units for which the Company received proceeds of $31,688. There were no warrant exercises in 2022.

2020 Warrants

In connection with the issuance of Related Party Notes Payable in 2020 (Note G), the Company executed two warrant agreements with the noteholders which include the right to purchase 350,000 and 20,405 Class A units, each at an exercise price of $3.75 per unit. The term of the first warrant commenced on September 15, 2020 and expires September 15, 2024. The term of the second warrant commenced on October 2, 2020 and expires October 2, 2024. The Company determined that the warrants should be classified as equity warrants under the applicable accounting guidance. The proceeds from the issuance of the Related Party Notes Payable and warrant for Class A units should be allocated between the fair value of the Notes Payable and the fair value of the warrant for Class A units on a relative fair value basis. The amount allocated to the warrants was recorded as a debt discount to the Related Party Notes Payable and as additional paid-in-capital. The estimated fair value of the warrants for Class A units was estimated on the dates of issuance to be $380,621 using the following assumptions: risk-free interest rate of 0.27% - 0.28%, volatility of 42%, and the remaining expected term of the warrants of 4 years.

In 2021, warrants were exercised to purchase 350,000 Class A units for which the Company received proceeds of $1,312,500. There were no warrant exercises in 2022.

2021 Warrants

In connection with the issuance of Line of Credit in 2021 (Note F), the Company executed a warrant agreement with the lender which includes the right to purchase 8,356 Class A units at an exercise price of $3.59 per unit. The term on the warrant agreement commences on October 12, 2021, and expires October 12, 2031. The Company determined that the warrants should be classified as equity warrants under the applicable accounting guidance. The warrants were issued with a Line of Credit, therefore the fair value of the warrants are recorded as deferred financing costs and included in other current assets in the accompanying balance sheet. The estimated fair value of the warrants for Class A units was estimated on the dates of issuance to be $16,887 using the following assumptions: risk-free interest rate of 1.68%, volatility of 45%, and the remaining expected term of the warrants of 10 years.

E. Deferred Compensation Plan

The Company adopted the 2015 Phantom Unit Plan (the “Plan”), effective May 31, 2015, as an incentive to attract and retain personnel which includes both Company-backed units and Founder-backed units. The Plan provides for the granting of up to 1,100,000 of Company-backed Phantom Units to employees and consultants of the Company. The Plan also provides for grants of up to 456,250 of Founder-backed Units to Founders of the Company. The units generally vest over 4 years and are subject to forfeiture under certain conditions. The contingent payment that a unit holder may receive for their vested units upon a qualifying sale of the Company is determined by a formula specified in the award agreements. As of December 31, 2022 and 2021, 680,000 and 665,000 units were issued from the Founder-backed plan, respectively, and 455,000 and 440,000 were outstanding, respectively. As of December 31, 2022 and 2021, 1,441,000 and 1,246,000 units were issued from the Company-backed plan, respectively, and 944,500 and 904,500 were outstanding, respectively. Of these units, 455,000 and 406,250 Founder-backed units were vested at December 31, 2022 and 2021, respectively, and 984,000 and 673,501 Company-backed units were vested at December 31, 2022 and 2021, respectively.

F. Line of Credit

On October 12, 2021, the Company entered into a line of credit agreement with a lender (the “Loan and Security Agreement”). The Loan and Security Agreement allows the Company to borrow up to $1,500,000. The Loan and Security Agreement bears interest at a variable rate equal to the greater of 1.5% above the prime rate or 2.5%. The Loan and Security Agreement matures on December 31, 2022. In 2022, the Loan and Security Agreement was amended and the maturity date was extended to December 31, 2023. During 2022, the Company drew $1,000,000 from the Loan and Security Agreement. The Loan and Security Agreement is

secured by all assets of the Company and contains certain financial and reporting covenants. In April 2023 the Company obtained a waiver from the lender for noncompliance of its Minimum Revenue covenant as of December 31, 2022, as defined in the Loan and Security agreement.

As discussed in Note D, the Company granted the lender warrants granting the right to purchase 8,356 Class A units in connection with the Loan and Security Agreement.

The Company incurred issuance costs totaling $16,077 and $64,762 in connection with the Loan and Security Agreement at December 31, 2022 and 2021, respectively. The issuance costs are classified as other current assets on the accompanying balance sheets. The issuance costs are being amortized over the life of the Loan and Security Agreement and are recorded as interest expense. Amortization expense amounted to $15,330 and $11,643 for the years ended December 31, 2022 and 2021, respectively. The net unamortized balance of debt discount and issuance costs as of December 31, 2022 totaled $40,015.

G. Related Party Transactions

1.Related Party Debt -

Related Party Line of Credit

On April 15, 2020, the Company entered into a line of credit agreement with a related party (the “Related Party LOC”). The Related Party LOC allows the Company to borrow up to $1,000,000. The Related Party LOC bears interest at 7.5% for the first year and 7.5% plus or minus 0.5% for the second year depending on economic conditions to be agreed upon by both parties. The Related Party LOC calls for monthly interest payments. As of December 31, 2021, the Company had not drawn on the Related Party LOC. The Related Party LOC matured on April 15, 2022.

Related Party Promissory Notes

On September 15, 2020 and October 2, 2020, the Company entered into two promissory note agreements with two related parties (the “Related Party Promissory Notes”). The Related Party Promissory Notes allow the Company to borrow $4,000,000 and $233,200, respectively. Both of the notes are to be received in tranches, and in 2020 the Company received $2,500,000 and $145,750, respectively under the Promissory Notes. In 2021 the Company received $1,500,000 and $87,450, respectively under the Promissory Notes. The Related Party Promissory Notes both bear an interest rate of 8% per annum, compounded annually. Both of the Related Party Promissory Notes mature on September 15, 2024, at which point all unpaid principal together with any accrued interest shall be due and payable in full. As of December 31, 2022 and 2021, the combined principal balance of the Related Party Promissory Notes was $4,233,200 for both years.

As discussed in Note D, the Company granted the two related parties warrants granting the right to purchase 370,405 Class A units in connection with these promissory note agreements.

The Company incurred debt discount and issuance costs totaling $422,687 in connection with the Related Party Promissory Notes. The debt discount and issuance costs are being amortized over the life of the Related Party Promissory Notes and are recorded as interest expense. Amortization expense amounted to $105,671 for both the years ended December 31, 2022 and 2021. The net unamortized balance of debt discount and issuance costs as of December 31, 2022 and 2021 totaled $184,927 and $290,598, respectively.

The Related Party Notes Payable presented net of debt discount and issuance costs consisted of the following:

December 31, 2022	Principal	Debt Discount and Issuance Costs	Net
Related Party Promissory Notes	$4,233,200	$(184,927)	$4,048,273
Less: current portion	—	—	—
Long-term portion	$4,233,200	$(184,927)	$4,048,273

The full principal totaling $4,233,200 is due in 2024.

2.    Contractor Costs - During 2018, the Company engaged a software company co-founded by a co-founder of the Company for software development. The costs were capitalized to software development costs. During the years ended December 31, 2022 and 2021, total costs paid under this arrangement were $343,333 and $220,000, respectively.

3.    Legal Counsel - One of the Company’s attorneys is an investor in and lender to the Company. During the years ended December 31, 2022 and 2021, total costs paid to this related party for legal services were $12,487 and $3,772, respectively.

H. Commitments and Contingencies

Upon adoption of ASC 842, as described in Note B, the Company recognized an operating right-of-use (“ROU”) asset and operating lease liability in its balance sheet.

The impact of the adoption of ASC 842 on the balance sheet as of January 1, 2022 is as follows:

	January 1, 2022 Prior to Adoption ASC 842	ASC 842 Adjustments	January 1, 2022 As Adjusted
Right-of-use assets	$—	$298,894	$298,894
Operating lease liability	$—	$(319,631)	$(319,631)
Deferred rent	$20,737	$20,737	$—

The Company leases facilities in Massachusetts, Texas, and Georgia under operating leases. In September 2021, the Company extended their Georgia lease through April 2022 with monthly base rent payments of $3,506. In January 2022, the extended lease was amended through December 2022, and the monthly base rent for February 2022 through the lease term was changed to $3,450 per month. In October 2022, the extended lease was amended through December 2023 with a monthly base rent of $3,500 beginning in January 2023.

Multiple leases involving the Company expired in 2022. The Company’s lease in Needham Massachusetts expired in October 2022, and a lease in The Woodlands, Texas, which was entered into in 2020, expired in July 2022. Neither lease was extended, although both of these leases were included in the Company’s adoption of ASC 842.

The Company entered into a lease in Texas in August 2022. The lease offers the first three months of rent free, expiring on November 1, 2025. The lease provides for escalating payments every 12 months starting at $9,635 in November of 2022.

In accordance with GAAP, the Company records monthly rent expense equal to the total of the payments over the lease term, divided by the number of months of the lease benefit term. In addition to fixed monthly lease payments, the Company is required to pay operating expenses and real estate taxes for the facility. Rent expense for the years ended December 31, 2022 and 2021 was $298,563 and $325,859, respectively.

As of December 31, 2022, the future minimum operating lease payments were as follows:

Operating
2023	$158,548
2024	118,772
2025	100,058
Total remaining lease payments	377,378
Less: amount representing interest	(13,135)
Total lease obligation	364,243

Less: current portion	(150,674)
Lease obligation, net of current	$213,569

As of December 31, 2022, other information related to leases was as follows:

Weighted average remaining lease term:	31 months
Weighted average discount rate:	2.83%

In December 2022, the Company entered into a Boston operating lease that commences January 1, 2023 and expires on June 30, 2026. Future minimum operating lease payments relating to the Boston lease are as follows:

Operating
2023	$232,808
2024	287,966
2025	296,562
2026	152,579
Total remaining lease payments	969,915
Less: amount representing interest	(65,209)
Total lease obligation	$905,706

Due to the January commencement date, the Company has not recorded a right-of-use asset or lease liability in the accompanying balance sheets as of December 31, 2022.

I. Concentrations

1.Uninsured cash deposits - The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. The Federal Deposit Insurance Corporation (“FDIC”) provides a $250,000 guarantee per depositor for accounts held at insured banks. At December 31, 2022, the Company had uninsured bank deposits of $1,005,428. The Company has not experienced any losses in such accounts and management believes it is not exposed to any significant credit risk on cash.

2.    Customers - At December 31, 2022, four customers account for approximately 60% of accounts receivable, while at December 31, 2021, three customers accounted for approximately 54% of accounts receivable. At December 31, 2022, two customers account for approximately 30% of the Company’s total revenue, while at December 31, 2021, one customer accounted for approximately 16% of the Company’s revenue.

J. Employee Benefit Plans

The Company maintains a defined contribution profit sharing 401(k) plan covering substantially all employees. The Company may match a certain percentage of amounts contributed by employees. The Company also has the option to contribute an additional amount to the plan at the end of the fiscal year. Contributions to the plan are determined by the Board of Directors. During the years ended December 31, 2022 and December 31, 2021, the Company contributed $83,896 and $77,118 to the plan, respectively.

K. Reclassification

Certain amounts related to other expenses previously presented in the financial statements and footnotes for prior periods have been reclassified to conform to the current period presentation. These reclassifications had no effect on previously reported results of operations or member’s equity (deficit).

L. Subsequent Events

The Company has evaluated subsequent events through April 19, 2023, the date the financial statements were available to be issued, and determined that no other additional subsequent events had occurred that would require recognition or disclosure in these financial statements.